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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 28, 2000, accompanying the financial statements of Veritech Microwave, Inc., as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, included in the Current Report on Form 8-K/A of SDL, Inc. dated April 3, 2000 filed with the Securities and Exchange Commission on June 16, 2000, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

        /s/ GRANT THORNTON LLP

        Edison, New Jersey
        July 31, 2000